================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         PROSOFT I-NET SOLUTIONS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                         PROSOFT I-NET SOLUTIONS, INC.
                        2333 North Broadway, Suite 300
                         Santa Ana, California  92706

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held December 18, 1997

To the Stockholders of Prosoft I-Net Solutions, Inc.:

     Please take notice that the Annual Meeting of Stockholders of Prosoft I-Net Solutions, Inc. (the "Company") will be held at The Hartman Building, located at 333 N. Wilshire Avenue, Anaheim, California on Thursday, December 18, 1997, at 10:00 a.m. local time, for the following purposes:

     1. To elect to the Board of Directors, two Class I Directors to serve for terms of three years, one Class III Director to serve for a term of two years, and one Class II Director to serve for a term of one year;

     2. To consider and act upon a proposal to amend the Company's 1996 Stock Option Plan (the "Plan") to increase the maximum aggregate number of shares of Company Common Stock available for grant of stock options under the Plan from 750,000 to 2,500,000 shares; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     At the Annual Meeting, the Board of Directors intends to present Jerrell M. Baird, Richard J. Groeneweg, Jeffrey G. Korn, and Andrew Stallman, as nominees for election to the Board of Directors.

     Only stockholders of record on the books of the Company at the close of business on November 18, 1997 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. A majority of the outstanding shares must be represented at the meeting in order to transact business. Consequently, if you are unable to attend in person, please execute the enclosed proxy and return it in the enclosed addressed envelope. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies. If you return your proxy, you may nevertheless attend the meeting and vote your shares in person, if you wish.

                                    By Order of the Board of Directors,

                                    PROSOFT I-NET SOLUTIONS, INC.


                                    KEITH D. FREADHOFF
                                    Chairman of the Board

Santa Ana, California
November 20, 1997

                         PROSOFT I-NET SOLUTIONS, INC.
                         2333 North Broadway, Suite 300
                          Santa Ana, California  92706

                         ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held December 18, 1997

                                PROXY STATEMENT
                            SOLICITATION OF PROXIES


     The accompanying proxy is solicited by the Board of Directors of Prosoft I-Net Solutions, Inc. (the "Company") for use at the Company's Annual Meeting of Stockholders to be held at The Hartman Building, located at 333 N. Wilshire Avenue, Anaheim, California, on Thursday, December 18, 1997, at 10:00 a.m. local time, and any and all adjournments or postponements thereof. All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If the manner of voting is not specified in an executed proxy received by the Company, the proxy holders will vote for the election of the nominees for election to the Board of Directors listed in the proxy, for amendment of the Company's 1996 Stock Option Plan and, as to any other business which may properly come before the meeting, in accordance with their best judgment. Any stockholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to the Secretary of the Company, by presenting at the meeting a later-dated proxy executed by the person who executed the prior proxy, or by attendance at the meeting and voting in person by the person who executed the prior proxy. This Proxy Statement and form of Proxy are being mailed to the Company's stockholders on or about November 20, 1997.

     The Bylaws of the Company provide that the holders of a majority of the shares of stock of the Company issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum and that, except as otherwise provided by statute, the Articles of Incorporation of the Company or the Bylaws, all other matters coming before the Annual Meeting shall be decided by the vote of the holders of a majority of the stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereat. Votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting. The inspectors of election will treat shares of voting stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspectors of election will treat shares of voting stock represented by "broker non-votes" (i.e., shares of voting stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the recordholder has indicated on the proxy card or has executed a proxy and otherwise notified the Company that it does not have authority to vote such shares on that matter) as present for purposes of determining a quorum. Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of Directors will not affect the election of the candidates receiving the plurality of votes. Proposal 2 requires the approval of a majority of the shares of voting stock present and entitled to vote thereat. Therefore, abstentions as to this proposal will have the same effect as votes against such proposal. Broker non-votes as to this proposal, however, will be deemed shares not entitled to vote on such proposal, and will not be counted as votes for or against such proposal, and will not be included in calculating the number of votes necessary for approval of such proposal.

     The cost of soliciting proxies will be borne by the Company. The solicitation will be by mail. Expenses will include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the meeting to beneficial owners of the Company's Common Stock. Further solicitation of proxies may be made by telephone or oral communication with some stockholders by the Company's regular employees who will not receive additional compensation for the solicitation. The Company has no plans to hire special employees or paid solicitors to assist in obtaining proxies.

                     OUTSTANDING SHARES AND VOTING RIGHTS


     Only holders of record of the 10,432,884 shares of the Company's Common Stock outstanding at the close of business on November 18, 1997 will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. On each matter to be considered at the Annual Meeting, stockholders will be entitled to cast one vote for each share held of record on November 18, 1997.

                             CERTAIN STOCKHOLDERS

     Certain information with respect to (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of the current Directors and nominees for election as Directors, (iii) each of the Executive Officers listed in the compensation tables herein, and (iv) all current Directors and Executive Officers as a group, including the number of shares of the Company's Common Stock beneficially owned by each of them as of November 1, 1997, is set forth below:

                                                                 Percent of
                                             Shares of           Outstanding
           Name of Individual               Common Stock        Common Stock
         or Identity of Group(1)         Beneficially Owned  Beneficially Owned
---------------------------------------  ------------------  ------------------
J.P. Morgan, Incorporated
   522 Fifth Ave., New York, NY 10036..       1,031,244              8.4%

Jerrell M. Baird.......................          31,100 (3)           *

Keith D. Freadhoff.....................         715,000              5.9%

Richard J. Groeneweg...................             -                 -

Douglas Hartman........................         710,000              5.9%

Donald L. Danks........................         706,500              5.8%

Andrew Stallman........................          63,500 (4)           *

Jeffrey G. Korn........................          11,000 (5)           *

All Executive Officers and Directors
   As a Group (7 persons)..............       1,821,533 (6)         15.1%

_______________
*    Less than 1% of the outstanding shares of Common Stock.

(1) The address for each of the named individuals is c/o Prosoft I-Net Solutions, Inc., 2333 North Broadway, Suite 300, Santa Ana, California 92706. Unless otherwise indicated, the named persons possess sole voting and investment power with respect to the shares listed (except to the extent such authority is shared with spouses under applicable law).

(2) J.P. Morgan & Co., Incorporated is the ultimate parent of the trustee of four record stockholders, none of which individually own greater than 5% of the Common Stock of the Company.

(3)  Includes 30,000 options exercisable within 60 days of November 1, 1997.

(4)  Includes 60,000 shares subject to a currently exercisable warrant.

(5)  Includes 10,000 options exercisable within 60 days of November 1, 1997.

(6) Includes 295,833 shares issuable pursuant to options and warrants exercisable within 60 days of November 1, 1997.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Bylaws provide for a Board of Directors of not less than three nor more than twenty-five Directors, the exact number to be fixed by the Board. The Board has currently fixed that number at six. The Board is divided into three classes, with one class elected at each Annual Meeting to serve for a term of three years. The Board of Directors has nominated two individuals to be elected in 1997, as Class I Directors, each to serve until the Annual Meeting to be held in 2000 and until the respective successors have been duly elected and qualified. Both of the nominees are currently Directors of the Company. In addition, the Board has nominated one individual to be elected in 1997 as a Class III Director and one individual to be elected in 1997 as a Class II Director. They will serve until the Annual Meeting to be held in 1999 and 1998, respectively, and until their respective successors have been duly elected and qualified.

     Unless instructed to the contrary, the shares represented by the proxies will be voted in favor of the election of the nominees named below. Although it is anticipated that each nominee will be able to serve as a Director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by the Company's Board of Directors. The nominees receiving the highest number of votes, up to the number of Directors to be elected, will be elected as Directors.

NOMINEES

     The following table sets forth information for each of the Class I, Class II, and Class III Director nominees.


                                                                                             Director
                Name                       Age                    Position                    Since
                ----                       ---                    --------                   --------

Class I Director Nominees Whose Terms
of Office Will Continue Until 2000 if
Elected:
    Jerrell M. Baird                        41       President and Chief Operating Officer       -
    Richard J. Groeneweg                    51                     Nominee                       -

Class III Director Nominee Whose Term
of Office Will Continue Until 1999 if
Elected:
    Andrew Stallman                         40                    Director                     1997

Class II Director Nominee Whose Term
of Office Will Continue Until 1998 if
Elected:
    Jeffrey G. Korn                         40                    Director                     1997


     Jerrell M. Baird. Mr. Baird joined the Company as Chief Operating Officer in June 1997. Prior thereto, Mr. Baird served as the Chief Information Officer of IBM's Consumer Product Division from 1996 to 1997. In 1992, Mr. Baird founded Baird Information Systems, an information technology outsourcing company where he served as President until 1994. From 1978 to 1992 and from 1994 to 1996, Mr. Baird served in a variety of postitions at Mrs. Baird's Bakeries, a wholesale baking company, including Plant Manager, Director of Information Technology and Vice President of Marketing. Mr. Baird graduated from Washington and Lee University with a B.S. in Business Administration in 1978, and earned an M.B.A. from Harvard University in 1982.

     Richard J. Groeneweg. Mr. Groeneweg has served as President of Residential Resources, Inc., an issuer of asset backed securities since 1991. Prior to that, he served as President of Mid Valley Mortgage Corp. from 1986 to 1991 and Senior Vice President, Field Operations and Secondary Market, of Lion Funding Corporation from 1982 to 1986. From 1968 to 1984, Mr. Groeneweg served in various capacities, first with Beneficial Management Corporation and then with Granite Financial Corporation. He also served in the United States Navy from 1966 to 1968.

     Andrew Stallman. Mr. Stallman has served as a Director of the Company since June 1997. Mr. Stallman is a full-time private investor and has been investing his own capital in hedge fund trading and technology company deals since 1991. Prior to becoming a full-time private investor, Mr. Stallman was a portfolio manager at Soros Fund Management and at Steinhardt Partners. Mr. Stallman has also been a research analyst in Transportation and Technology at Lehman Brothers Asset Management and an analyst in the Corporate Finance Department of E.F. Hutton. Mr. Stallman graduated from the State University of New York at New Palz with a B.A. in History in 1979, and earned an M.B.A. in Finance from Harvard University in 1982.

     Jeffrey G. Korn. Mr. Korn has served as a Director of the Company since June 1997. Mr. Korn is a partner in the law firm of Kosto & Rotella, P.A. in Jacksonville, Florida, which he joined in 1983. Mr. Korn specializes in corporate law, commercial litigation and bankruptcy. He graduated from the State University of New York at New Paltz with a B.A. in Political Science in 1979, and received his J.D. degree from Stetson University in 1982.

CONTINUING DIRECTORS

     The following table sets forth information for each Class II and Class III Director continuing in office.


                                                                        Director
                Name                 Age            Position             Since
                ----                 ---            --------            --------
Class III Director Whose Terms of
Office Will Continue Until 1999:
    Keith D. Freadhoff                39    Chairman of the Board and     1996
                                             Chief Executive Officer

Class II Director Whose Term of
Office Will Continue Until 1998:
    Donald L. Danks                   40    Director and Vice Chairman    1996


     Keith D. Freadhoff. Mr. Freadhoff has served as a Director, Chairman of the Board and Chief Executive Officer of the Company since the 1996 reorganization (the "Reorganization") of the Company and Pro-Soft Development Corp., a California corporation ("Old ProSoft") in March 1996 and prior to that served in the same capacities with Old ProSoft from its inception in December 1995. From February 1995 to December 1995, Mr. Freadhoff operated the business of the Company while it was owned as a proprietorship. From 1994 through 1995, Mr. Freadhoff served as Executive Director for the Career Planning Center, a community based non-profit organization. From 1993 through 1994, Mr. Freadhoff served as President of The Focus Institute, a company specializing in computer based, classroom training. Mr. Freadhoff headed a new government training program division for Frojen Advertising Company between 1991 and 1993. Mr. Freadhoff began his training background by forming Oasis Corporate Education and Training in 1987. Oasis was a customized training company that developed courseware for manufacturing, financial, service and public organizations. Mr. Freadhoff completed graduate level coursework at the University of Southern
California School in Communications and Business.   His undergraduate degree is
from the University of Nebraska-Lincoln.

     Donald L. Danks. Mr. Danks has served as a Director of the Company since the Reorganization and also served as President of the Company from the Reorganization until September 1997 when he resigned as President and was appointed Vice Chairman. Prior to the Reorganization, he served as a Director and President of Old ProSoft from its inception. From 1991 through 1995, Mr. Danks was President and Chief Executive Officer of Advantage Life Products, Inc. ("Advantage"), a publicly traded consumer products company. From 1989 to 1991, Mr. Danks was the Chief Operating Officer for Advantage. Mr. Danks has extensive experience in strategic planning, capital formation and the development and implementation of national marketing strategies. Mr. Danks graduated from the University of California, Los Angeles, in 1979.

     The Board of Directors held five meetings during the fiscal year ended July 31, 1997. Each incumbent Director attended at least 75% of the total number of meetings of the Board of Directors and of Board of Director Committees on which that Director served which were held during the period for which he was a Director. Directors, other than employees or officers of the Company, receive $500 per Board meeting attended and $250 per committee meeting attended, other than committee meetings held in conjunction with meetings of the Board of Directors. Directors are reimbursed for expenses incurred in connection with attendance at Board and committee meetings. Directors who are officers or employees of the Company are not compensated separately for service on the Board of Directors.

     The Board of Directors has standing Compensation and Audit Committees which were established in June 1997, but does not have a Nominating Committee.

     The Compensation Committee is responsible for reviewing the structure, performance and compensation of the Company's senior executives and determining awards under the Company's Stock Option Plan. The Compensation Committee is comprised of Messrs. Stallman and Korn. The Compensation Committee did not meet during the fiscal year ended July 31, 1997.

     The Audit Committee is responsible for making recommendations concerning the engagement of independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, considering the range of audit and non-audit fees and reviewing the adequacy of the Company's internal accounting controls. The Audit Committee is comprised of Messrs. Stallman and Korn. The Audit Committee did not meet during the fiscal year ended July 31, 1997.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and Executive Officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.
Directors, Executive Officers and greater-than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended July 31, 1997 all Section 16(a) filing requirements applicable to its Directors, Executive Officers and greater-than ten percent beneficial owners were satisfied.

                              EXECUTIVE OFFICERS


     The current Executive Officers of the Company are as follows:


     Name                      Age         Position
     ----                      ---         --------

     Keith D. Freadhoff         39         Chairman and Chief Executive Officer

     Donald L. Danks            40         Vice Chairman

     Jerrell M. Baird           41         President and Chief Operating Officer

     John J. Buckley            44         Chief Technology Officer

     Brooks A. Corbin           37         Chief Financial Officer

     For additional information with respect to Messrs. Baird, Freadhoff, and Danks, who are also Nominees for or Directors of the Company, see "Proposal 1 -- Election of Directors."

     John J. Buckley. Mr. Buckley has served as the Chief Technology Officer of the Company since the Reorganization and prior to that served in the same capacities with Old ProSoft which he joined in February 1996. Mr. Buckley was Vice President of Business Development for Gestalt Systems, Inc., an Internet training company, from July 1993 through January 1996. From May 1992 through June 1993, Mr. Buckley was an Information Technology Consultant to corporations in the Washington, D.C. metropolitan area, where he specialized in the design and implementation of Novell LANs. From October 1987 through April 1992, Mr. Buckley served as President of Communication Services International, a company specializing in LAN consulting and implementation services for corporations in the Mid-Atlantic U.S. Mr. Buckley graduated from the University of Maryland at College Park with a BA in Political Science in 1974, and earned an MBA in 1976 from the same institution.

     Brooks A. Corbin. Mr. Corbin has served as Chief Financial Officer since he joined the Company in May 1996. From 1995 through 1996, Mr. Corbin was Chief Financial Officer for Hastl Acquisitions, Inc., an import-export company. In February 1996, Hastl's subsidiary, ITM Automotive Parts, filed for Chapter 11 bankruptcy protection. Prior to 1995, Mr. Corbin worked for six years as a business consultant to start-up and troubled companies. He started his career with Price Waterhouse in 1982. Mr. Corbin graduated from Stanford University with BAs in Economics and International Relations in 1982, and from the University of California, Los Angeles with an MBA in Finance and Real Estate in 1987. Mr. Corbin is a member of the AICPA.

                          SUMMARY COMPENSATION TABLE


     The following sets forth certain summary compensation information concerning the Chief Executive Officer of the Company for each of the Company's last two fiscal years. No Executive Officer of the Company received more than $100,000 in compensation during fiscal 1997.



                                                      Annual Compensation
                                              ----------------------------------

                                                Fiscal               Other Annual
           Name and Principal Position           Year     Salary     Compensation
           ---------------------------          ------    ------     ------------

     Keith D. Freadhoff(1)
      Chairman of the Board and                  1997     $60,000          --
      Chief Executive Officer................    1996      35,000     $190,500(2)

____________________
(1) Mr. Freadhoff became Chief Executive Officer of the Company in March 1996 upon completion of the Reorganization. The amounts disclosed include compensation received as an executive officer of Old ProSoft prior to the Reorganization, as well as compensation received as an executive officer of the Company.

(2) Upon the formation of Old ProSoft, Mr. Freadhoff received 1,000,000 shares of Old ProSoft Common Stock in exchange for $9,500. For financial statement purposes, these shares were valued at $.20 per share and the receipt thereof was treated as compensation of $190,500 to Mr. Freadhoff.

                    BOARD OF DIRECTORS COMPENSATION REPORT


     The functions of the Compensation Committee were performed by the full Board of Directors during the fiscal year ended July 31, 1997. The report of the Board of Directors which follows shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference.

     Due to the start-up nature of the Company's business during fiscal 1997 and the significant equity interest that the Chief Executive Officer and other senior executives of the Company had in the Company, the Board established base salaries for its senior officers which it believed were significantly below market and did not attempt to further tie executive compensation to corporate performance.

     The Compensation Committee of the Board, which was established in June 1997, is currently in the process of developing an executive compensation structure for the Company in light of the Company's maturing business and the hiring of additional senior executives.

                            The Board of Directors

                              Keith D. Freadhoff
                              Donald L. Danks
                              Andrew Stallman
                              Jeffrey G. Korn

November 5, 1997


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     In June 1997, the Board of Directors of the Company established a Compensation Committee consisting of Messrs. Stallman and Korn. Prior to June 1997, the Company did not have a Compensation Committee or other committee of the Board of Directors performing similar functions. Messrs. Freadhoff and Danks are officers of the Company and, as members of the Board of Directors, participated in the deliberations of the Board concerning executive officer compensation.

     During the period January 1996 through April 1997, the Company loaned approximately $206,350 to Mr. Freadhoff at an interest rate of 10%. The balance which remained outstanding at November 1, 1997 was $73,292. Principal and interest on this loan is due and payable on demand.


                        COMPANY STOCK PRICE PERFORMANCE


     The following chart shows a comparison of the cumulative total return of the Company's Common Stock, the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Index) ("Nasdaq Index") and the Hambrecht & Quist Internet Index ("H&Q Internet Index") for the period commencing on November 27, 1996 and ending on July 31, 1997. The historical stock performance shown on the chart is not intended to and may not be indicative of future stock performance.

     Comparison of Cumulative Total Return from November 27, 1996 through
                                 July 31, 1997


                            [CHART OF TOTAL RETURN]


                                  November 27, 1996      July 31, 1997
                                  -----------------      -------------
Nasdaq Index                             $100                 $124

H&Q Internet Index                       $100                 $108

Prosoft I-Net Solutions, Inc.            $100                 $ 55

_______________

(1) Assumes that $100 was invested on November 27, 1996 in the Company's Common Stock at $18.25 per share, the closing price for the Company's Common Stock on that date, and at the closing price for each Index on that date, and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.


                             CERTAIN TRANSACTIONS


     The Company has agreed to include in a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, an aggregate of 60,000, 10,666 and 9,333 shares of Common Stock, including 25,000, 2,666 and 2,333 shares of Common Stock issuable upon exercise of warrants, owned by Mr. William Richardson (a former Director of the Company), Mr. Eric Richardson (an officer of the Company and formerly an executive officer) and Mr. Brooks Corbin, respectively. The Company has entered into a registration agreement with these three individuals and certain other stockholders in connection with such registration of their shares.

     All transactions between the Company and its officers, directors and principal stockholders have been on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

                                  PROPOSAL 2

            APPROVAL OF AMENDMENT TO PROSOFT I-NET SOLUTIONS, INC.
                            1996 STOCK OPTION PLAN


     The Board has approved, subject to stockholder approval, an amendment of the Prosoft I-Net Solutions, Inc. 1996 Stock Option Plan (the "Plan"), which would increase the maximum aggregate number of shares of Company Common Stock available for the grant of stock options under the Plan from 750,000 shares to 2,500,000 shares.

     The following is a brief summary of the material features of the Plan and is qualified in its entirety by express reference to the Plan, a copy of which will be sent without charge prior to the Annual Meeting to any stockholder requesting it from the Secretary of the Company.

     The Plan currently permits the granting of options to purchase up to a maximum of 750,000 shares of the Company's Common Stock. If the proposed amendment is approved by the stockholders, the maximum number of shares covered by the Plan would increase from 750,000 shares to 2,500,000 shares. No employee or consultant may be granted options to acquire more than 250,000 shares during any one-year period under the Plan. Shares covered by options which terminate without exercise are available for issuance upon the grant of additional options. The number and kind of shares subject to the Plan and any outstanding options under the Plan will be appropriately adjusted in the event of a stock split, stock dividend, reorganization or other specified changes in the capitalization of the Company. The Plan allows for the grant of either incentive stock options or nonstatutory stock options.

     As of November 1, 1997, options to purchase 748,750 shares of the Company's Stock had been granted under the Plan, of which 588,765 were still outstanding at exercise prices ranging from $3.50 to $19.75 per share, including 489,244 of which were currently exercisable. As of the same date, options to purchase 95,836 shares had been exercised. The expiration date for these outstanding options is March 30, 2001. In addition, the Board has granted, subject to stockholder approval of the amendment of the Plan to increase the authorized number of shares to 2,500,000 shares and obtaining a permit from the California Department of Corporations with respect thereto, options to purchase 766,500 shares of the Company's Common Stock at exercise prices ranging from $6.75 to $18.00 per share, 216,161 of which will be immediately exercisable upon obtaining stockholder approval of this amendment. The expiration date for these options is March 30, 2001.

     The Plan is administered by the Company's Board of Directors, which has the sole authority to determine which eligible persons shall receive options and the terms and provisions of the options. The Board also has the full power and authority to interpret the provisions of the Plan and any option granted under the Plan. The Board may delegate administration of the Plan to a committee of not less than two members of the Board. The Board has delegated administration of the Plan to the Compensation Committee of the Board.

     Employees, directors, and consultants of the Company and any subsidiary of the Company are eligible to receive options under the Plan, with only employees eligible to receive incentive stock options. At November 1, 1997, approximately
200 persons were eligible to participate in the Plan.   The Board has the
discretion to set the exercise price for options granted under the Plan, provided that the exercise price per share for each incentive stock options granted under the Plan, provided that the exercise price per share for each incentive stock option cannot be less than the fair market value on the date of the grant. The Board also has broad discretion as to the other terms and conditions upon which options granted shall be exercisable, but under no circumstances will an option have a term exceeding ten years from the date of grant. On November 18, 1997, the closing price of the Company's Common Stock on the NASDAQ -- SmallCap was $12.94 per share.

     The purchase price for shares issued under the Plan may be paid by cash or such other means deemed acceptable by the Board, including the payment of all or part of the exercise price with shares previously acquired by the optionee. The Company will also facilitate the cashless exercise of options through customary brokerage arrangements.

     Each option will expire on the date established by the Board for that option, except that no option may be exercised later than ten years after the date of grant and no incentive stock option granted to a person owning greater than 10% of the total combined voting power of all classes of stock of the Company may be exercised later than five years after the date of grant. Options generally terminate upon the termination of the optionee's employment, except that the Board may provide in the option agreement that the vested portion of the option at the time of termination may be exercisable for up to three months after termination for any reasons other than death or disability, and for up to one year after termination in the event of death or disability. The Board also has the authority to extend the post-termination exercise period, although not beyond the original option expiration date, and to accelerate unvested portions of an option upon the termination of employment. Options are not transferable by the optionee other than by will or the laws of descent and distribution.

     The Plan provides that in the case of certain reorganizations, mergers or consolidations of the Company with one or more corporations, or the sale of substantially all of the Company's assets, all outstanding options, including unvested installments, shall be accelerated and be exercisable in full beginning immediately prior to the consummation of the transaction unless such options are assumed in some manner as part of the transaction or new options or securities are substituted for them.

     The Plan provides that the Board may at any time amend or terminate the Plan, although no amendment or termination may adversely affect any previously granted option without the consent of the holder of the option. Unless sooner terminated by the Board, the Plan will terminate on March 25, 2006.

     Under currently applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), an optionee will not be deemed to receive any income for federal tax purposes upon the grant of an option under the Plan, nor will the Company be entitled to a tax deduction at that time. However, upon the exercise of an option the tax consequences are as follows:

     1. Upon the exercise of a nonstatutory option, the optionee will be deemed to have received ordinary income in an amount equal to the difference between the option price and the market price of the shares on the exercise date. The Company will be allowed an income tax deduction equal to the excess of the market value of the shares on the date of exercise over the cost of such shares to the optionee subject in certain circumstances, to a $1 million ceiling on the deductibility by the Company of certain executive officers' compensation during any year; and

     2. Upon the exercise of an incentive stock option, there is no income recognized by the optionee at the time of exercise. If the stock is held at least one year following the exercise date and at least two years from the date of grant of the option, the optionee will realize a long-term capital gain or loss upon sale, measured as the difference between the option exercise price and the sale price. If both of these holding period requirements are not satisfied, ordinary income tax treatment will apply to the amount of gain at sale or exercise, whichever is less. If the actual gain exceeds the amount of ordinary income, the excess will be considered short-term or long-term capital gain depending on how long the shares are actually held. No income tax deduction will be allowed the Company with respect to shares purchased by an optionee upon the exercise of an incentive stock option, provided such shares are held for the required periods as described above.

     There is no charge against income required by the Company in connection with the grant of an option or the exercise of an option for cash.

     Under the Code, an option will generally be disqualified from receiving incentive stock option treatment if it is exercised more than three months following termination of employment. However, if the optionee is disabled, such statutory treatment is available for one year following termination. If the optionee dies while employed by the Company or within three months thereafter, the statutory time limit is waived altogether. In no even do these statutory provisions extend the optionee's right to exercise an option beyond its term.

Proposal

     At the Annual Meeting, stockholders will be asked to approve the amendment of the Plan. Such approval will require the affirmative vote of a majority of the voting power of all outstanding shares of the Company's Common Stock present or represented and entitled to vote at the Annual Meeting. The Board of Directors recommends a vote "FOR" the proposal.


                      APPOINTMENT OF INDEPENDENT AUDITORS


     The Company has not yet selected its independent public auditors for the fiscal year ending July 31, 1998. The Audit Committee is expected to make a decision in the near future. Ernst & Young LLP were the independent auditors for the Company for the fiscal year ended July 31, 1997. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make such statements as they may desire.


                     NOMINATIONS AND STOCKHOLDER PROPOSALS


     The Bylaws of the Company require that all nominations for persons to be elected to the Board of Directors, other than those made by the Board of Directors, be made pursuant to written notice to the Secretary of the Company. The notice must be received not less than 35 days prior to the meeting at which the election will take place (or not later than 10 days after public disclosure of such meeting date is given or made to stockholders if such disclosure occurs less than 50 days prior to the date of such meeting). Notice must set forth the name, age, business address and residence address of each nominee, their principal occupation or employment, the class and number of shares of stock which they beneficially own, their citizenship and any other information that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended. The notice must also include the nominating stockholder's name and address as they appear on the Company's books and the class and number of shares of stock beneficially owned by such stockholder.

     In addition, the Bylaws require that for business to be properly brought before an annual meeting by a stockholder, the Secretary of the Company must have received written notice thereof (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting, not less than 120 days in advance of the anniversary date of the Company's proxy statement for the previous year's annual meeting, nor more than 150 days prior to such anniversary date and (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. The notice must set forth the name and address of the stockholder who intends to bring business before the meeting, the general nature of the business which he or she seeks to bring before the meeting and a representation that the stockholder is a holder of record of shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring the business specified in the notice before the meeting.

     Any proposal of a stockholder intended to be presented at the Company's 1998 Annual Meeting of Stockholders and included in the proxy statement and form of proxy for that meeting must be received by the Company no later than July 24, 1998.

                                 ANNUAL REPORT


     The Company's Annual Report containing audited financial statements for the fiscal year ended July 31, 1997 accompanies this Proxy Statement. THE COMPANY WILL SEND A STOCKHOLDER UPON REQUEST, WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED JULY 31, 1997, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE REQUEST MUST BE DIRECTED TO THE ATTENTION OF CORPORATE SECRETARY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.


                                 OTHER MATTERS


     At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matter which will be acted upon at the Annual Meeting. If any other matter is presented properly for action at the Annual Meeting or at any adjournment or postponement thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

                              By Order of the Board of Directors,


                              PROSOFT I-NET SOLUTIONS, INC.


                              KEITH D. FREADHOFF
                              Chairman of the Board


Santa Ana, California
November 20, 1997

                         PROSOFT I-NET SOLUTIONS, INC.
                        2333 North Broadway, Suite 300
                         Santa Ana, California  92706

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby nominates, constitutes and appoints Jerrell M. Baird and Donald L. Danks, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of PROSOFT I-NET SOLUTIONS, INC., which the undersigned is entitled to represent and vote at the 1997 Annual Meeting of Stockholders of the Company to be held at 333 N. Wilshire Avenue, Anaheim, California on December 18, 1997, at 10:00 a.m., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

              THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2.

1.   Election of Directors:

     [_]  FOR the nominees listed   [_]  WITHHOLD AUTHORITY
          below                          to vote for the nominees listed below

     Class I - Jerrell M. Baird and Richard J. Groeneweg, Class II - Jeffrey G. Korn, and Class III - Andrew Stallman


INSTRUCTION:   To withhold authority to vote for an individual nominee, write that nominee's name in the space provided below:

________________________________________________________________________________


2. Approval of the amendment of the Company's 1996 Stock Option Plan as described in the accompanying proxy statement.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

    IMPORTANT -- PLEASE SIGN AND DATE ON THE OTHER SIDE AND RETURN PROMPTLY

                                              Dated:_______________, 1997




                                              _________________________________
                                                         (Signature)

                                              Please sign your name exactly as
                                              it appears hereon.  Executors,
                                              administrators, guardians,
                                              officers of corporations and
                                              others signing in a fiduciary
                                              capacity should state their full
                                              titles as such.



       PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE
    PRINT CHANGES.  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE
       URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY
                            TIME PRIOR TO ITS USE.